Nicor Inc.
                                         Birdsall, Inc. Retirement Savings Plan
                                         Form 11-K
                                         Exhibit 23.01




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-107375 on Form S-8 of our report dated June 8, 2005, relating to the financial statements of Nicor Inc. appearing in this Annual Report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
June 8, 2005